UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report( Date of earliest event reported): May 17, 2001

CHORDIANT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	93-1051328
(State or other jursidiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number:

000-29357

20400 Stevens Creek Boulevard, Suite 400
Cupertino, CA    95014
 (Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (408) 517-6100

Item 5. Other Events

On May 17, 2001, Chordiant Software, Inc. issued a press release relating to the purchase of certain assets from ActionPoint, Inc. A copy of the press release is attached to this Report as Exhibit 99.1 and is incorporated by reference herein.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

  Financial Statements of business acquired. Not applicable.
  Pro forma financial information. Not applicable.

(c) Exhibits

Exhibit

Number Description

99.1        Press Release of Chordiant Software, Inc. dated May 17, 2001.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Signature	Title	Date
/s/ Samuel T. Spadafora Samuel T. Spadafora	Chairman and Chief Executive Officer (Principal Executive Officer)	June 5, 2001

EXHIBIT INDEX
Exhibit Number
99.1	Press Release of Chordiant Software, Inc., dated May 17, 2001.